EXHIBIT 10.2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [     ] and an asterisk*, have been separately filed with the Commission.

AMENDMENT #1 TO THE LICENSE AGREEMENT

This Amendment #1 to the AGREEMENT (“Amendment #1) is made by and between PAION Holdings UK Ltd (Company Number SC 166791) (“Paion” ) whose principal place of business is at Compass House, Vision Park, Chivers Way, Histon, Cambridge CB24 9ZR, UK, and Acorda Therapeutics, Inc. (“Acorda” or “LICENSEE”), a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 15 Skyline Drive, Hawthorne, NY 10532.

RECITALS

Whereas, Acorda and CeNeS Pharmaceuticals, plc (“CeNeS”) had entered into an agreement (the “AGREEMENT”), effective November 12, 2002 (the “EFFECTIVE DATE”), pursuant to which Acorda exclusively licensed certain rights under the PATENT RIGHTS and LICENSED KNOW-HOW in the TERRITORY; and

Whereas, CeNeS was acquired by PAION AG on June 23, 2008 and changed its name into PAION Holdings UK Ltd; and

Whereas, Paion and Acorda desire to amend the AGREEMENT as set forth herein;

Now, therefore, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

AGREEMENT

1.           Any and all references to CeNeS in the AGREEMENT shall be deleted and replaced with Paion.

2.           Article 3.1 of the AGREEMENT shall be deleted and replaced in its entirety with the following:

3.1           LICENSEE shall, itself or through its AFFILIATES or SUBLICENSEES, use diligent efforts to effect introduction of LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this AGREEMENT, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.  LICENSEE, its AFFILIATES or SUBLICENSEES, shall make such efforts in the form of the actions (a) - (d) of this Section 3.1 (hereinafter referred to as “Diligence Milestones”).

(a)
Within twenty-four (24) months of the EFFECTIVE DATE, commence exploratory studies leading to the validation of a specific therapeutic area of use for the growth factor gene nrg-2, therapeutic study areas may include, but are not limited to, central nervous system indications, congestive heart failure and cardiotoxicity secondary to chemotherapy with tyrosine kinase anti

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [     ] and an asterisk*, have been separately filed with the Commission.

neoplastic agents;  and submit to Paion a due diligence report describing the exploratory studies; and

(b)	File an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for a LICENSED PRODUCT and provide written notice to Paion of such filing by [***]; and

(c)	Initiate human clinical trials for a LICENSED PRODUCT and provide written notice to Paion of such initiation by [***]; and

(d)	File a New Drug Applicaton ("NDA") with the FDA for a LICENSED PRODUCT by [***].

3.           The non-refundable license maintenance royalty and/or advance on royalties described under Section 4.5 of the AGREEMENT and that is payable to Paion on January 1 of each year shall be increased from $15,000 to $[***]. If the TERM of this AGREEMENT expires as set forth under Section 9.1 and LICENSEE elects to continue the development of a PROTEIN PRODUCT pursuant to the non-exclusive, perpetual, royalty-free, sub-licensable, worldwide license under the PATENT RIGHTS AND LICENSED KNOW HOW granted in Section 9.7, then LICENSEE’s obligation to make the non-refundable license maintenance royalty under Section 4.5 (as above) shall also continue for so long as LICENSEE is developing a PROTEIN PRODUCT up to and including the date of the milestone payment for the first approval to market under Section 4.6 (e).

4.           Article 4.6 of the AGREEMENT is hereby deleted and replaced in its entirety with the following:

4.6           LICENSEE shall pay to Paion the following non-refundable milestone payments upon achievement by LICENSEE, an AFFILIATE or SUBLICENSEE of the milestone events indicated below:

(a) upon the EFFECTIVE DATE:  $4,500;

(b) upon initiation of the first human clinical trial of a LICENSED PRODUCT that is a PROTEIN PRODUCT:  $[***];

(c) upon initiation of the first Phase III human clinical trial of a LICENSED PRODUCT that is a PROTEIN PRODUCT:  $[***];

(d) upon filing the first NDA with the FDA for a LICENSED PRODUCT that is a PROTEIN PRODUCT:  $[***];

(e) upon being granted the first approval to market commercially a LICENSED PRODUCT that is a PROTEIN PRODUCT in any country chosen from the group consisting of the United States, Canada, the United Kingdom, France, Germany, Italy, Spain, and Japan:  $[***];

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [     ] and an asterisk*, have been separately filed with the Commission.

For clarity, should a PROTEIN PRODUCT be abandoned by LICENSEE, its AFFILIATE or SUBLICENSEE for any reason following completion of any of milestones (b) through (e) and LICENSEE commences development of a subsequent PROTEIN PRODUCT, then LICENSEE shall resume the milestone payments for such subsequent PROTEIN PRODUCT starting at the event subsequent to the event for which a milestone payment had already been paid.  Each milestone payment shall be paid only once by LICENSEE.  If the TERM of this AGREEMENT expires as set forth under Section 9.1 and LICENSEE elects to continue the development of a PROTEIN PRODUCT pursuant to the non-exclusive, perpetual, royalty-free, sub-licensable, worldwide license under the PATENT RIGHTS AND LICENSED KNOW HOW granted in Section 9.7, then LICENSEE’s obligation to make milestones payments under this Section 4.6 shall also continue for so long as LICENSEE is developing a PROTEIN PRODUCT including the milestone payment for the first approval to market under this Section 4.6 (e).

5.           [***].

6.           Except as otherwise expressly modified by this Amendment #1, all terms and conditions contained in the AGREEMENT shall remain unchanged and in full force and effect.  Any capitalized terms that are not defined in this Amendment #1 shall have the same meaning ascribed under the AGREEMENT.

IN WITNESS WHEREOF, this Amendment #1 shall become effective on the date when the last authorized signatory of the parties has executed below.

PAION HOLDINGS UK LTD By: /s/Abdel Omari Name: Abdel Omari Title: Director Date: 15/3/2012 By: /s/M. Sôhngen Name: M. Sôhngen Title: Director Date: 15/3/2012	ACORDA THERAPEUTICS, INC. By: /s/ Ron Cohen Ron Cohen, M.D. President & CEO Date: March 13, 2012